UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2007
W2007 GRACE ACQUISITION I, INC.
(to the extent that it is deemed the successor registrant of Equity Inns, Inc.)
(Exact name of registrant as specified in its charter)

Tennessee	001-12073	26-1187149

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
7700 Wolf River Boulevard
Memphis, Tennessee 38138
(Address and zip code of principal executive offices)
Registrant’s telephone number, including area code: (901) 754-7774
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
     On October 25, 2007 (the “Closing Date”), Equity Inns, Inc., a Tennessee corporation (the “Company”), completed its merger (the “Merger”) with Grace Acquisition I, Inc. (“Merger Sub”), a wholly owned subsidiary of Grace I, LLC (“Parent”), pursuant to the terms and conditions of that certain Agreement and Plan of Merger, dated as of June 20, 2007, by and among Parent, Merger Sub, Grace II, L.P., the Company and Equity Inns Partnership, L.P. (the “Merger Agreement”). As a result of the Merger, the Company merged with and into Merger Sub, with Merger Sub surviving the Merger and becoming known as W2007 Grace Acquisition I, Inc. (the “Surviving Company”). The Surviving Company is filing this Current Report on Form 8-K to the extent that it is deemed the successor registrant of the Company.
ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Property-Level Mortgage Loan and Mezzanine Loans
     On the Closing Date, (i) W2007 Equity Inns Realty, LLC and W2007 Equity Inns Realty, L.P., indirect subsidiaries of the Surviving Company and the direct owners of 111 hotels in the aggregate (such subsidiaries, the “Property Owners”, and such hotels, the “Mortgaged Properties”), jointly entered into a mortgage loan agreement and related security and other agreements (collectively, the “Mortgage Loan Agreements”), with Goldman Sachs Mortgage Company (“GSMC”), as lender (the “Mortgage Loan”), and (ii) the Mezzanine Borrowers (as defined below and, together with the Property Owners, the “Borrowers”) each entered into mezzanine loan agreements and related security and other agreements (collectively, the “Mezzanine Loan Agreements” and together with the Mortgage Loan Agreements, the “Loan Agreements”) with GSMC, as lender (the “Mezzanine Loans”, and together with the Mortgage Loan, the “Loans”), pursuant to which Loans GSMC provided financing to the Borrowers in the aggregate principal amount of $1,800,000,000 (the “Financings”).
     The “Mezzanine Borrowers” are the following eight indirect subsidiaries of the Surviving Company: (i) W2007 Equity Inns Senior Mezz, LLC, the sole member of Borrower LLC (“Mezzanine A Borrower”); (ii) W2007 Equity Inns Intermediate Mezz I, LLC, the sole member of Mezz Borrower A (“Mezzanine B Borrower”); (iii) W2007 Equity Inns Intermediate Mezz II, LLC, the sole member of Mezz Borrower B (“Mezzanine C Borrower”); (iv) W2007 Equity Inns Intermediate Mezz III, LLC, the sole member of Mezz Borrower C (“Mezzanine D Borrower”); (v) W2007 Equity Inns Intermediate Mezz IV, LLC, the sole member of Mezz Borrower D (“Mezzanine E Borrower”); (vi) W2007 Equity Inns Intermediate Mezz V, LLC, the sole member of Mezz Borrower E (“Mezzanine F Borrower”); (vii) W2007 Equity Inns Intermediate Mezz VI, LLC, the sole member of Mezz Borrower F (“Mezzanine G Borrower”); and (viii) W2007 Equity Inns Junior Mezz, LLC, the sole member of Mezz Borrower G.
     The Mortgage Loan is secured by, among other things, certain mortgages, deeds of trust, deeds to secure debt or similar instruments, made by Property Owners and certain of their affiliate operating lessees for the benefit of GSMC, each encumbering one or more of the Mortgaged Properties.
     GSMC funded (x) the Mortgage Loan on the Closing Date in the aggregate principal amount of $1,799,999,920 and (y) the Mezzanine Loans on the Closing Date in the aggregate principal amount of $80 with the express intention to restructure the Loans in a manner that would reallocate approximately $600,000,000 of the Mortgage Loan among the eight Mezzanine Loans within five months following the Closing Date.
     The proceeds of the Financings were used to (i) pay the Merger consideration and certain other amounts required to be paid under the terms of the Merger Agreement, (ii) repay certain outstanding property-level debt and (iii) pay certain transaction costs.
     The Loans bear interest at a weighted average of LIBOR plus 255 basis points, subject to upward adjustment by GSMC if certain specified contingencies occur.
     The Loans provide for monthly payments of interest only with the principal balance due at maturity. The Loans mature on November 1, 2009, but may be extended, at the Borrowers’ option, subject to the satisfaction of certain conditions set forth in the Loan Agreements, for two additional successive one-year periods.
     The Loan Agreement contains usual and customary events of default. If a default occurs and is continuing, the Borrowers may be required to repay all amounts outstanding thereunder.
     The Loans may be repaid from time to time without premium or penalty, subject to a spread maintenance requirement in the first twelve months. The Loans may be repaid at any time in connection with one or more property releases, subject to the payment of an applicable release price and the satisfaction of certain customary conditions.
     Beginning on the Closing Date and expiring upon the achievement of certain debt yield hurdles with respect to the Mortgaged Properties and the other hotel properties indirectly owned by the Surviving Company, all cash flow is retained by GSMC under the terms of the Loan Agreement and applied to taxes, insurance expenses, ground rents, debt service, budgeted operating expenses and extraordinary expenses, and all excess amounts are then deposited into a reserve account. Unless an event of default is continuing and unless a certain other debt yield tests have not been met, GSMC is required release to W2007 Equity Inns Partnership, L.P. (the “Surviving Partnership”) from such reserve account an amount sufficient to make required periodic dividends or similar payments with respect to the existing preferred equity issued by the Surviving Company and its affiliates.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
     The information set forth relating to the Mortgage Loan and the Mezzanine Loans of Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.
ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.
     In connection with the consummation of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) that on October 25, 2007, (i) each share of common stock of the Company outstanding immediately prior to the effective time of the Merger (the “Company Common Stock”) was converted into the right to receive $23.00, without interest, and (ii) each share of 8.75% Series B Cumulative Preferred Stock, par value $0.01 per share, and 8.00% Series C Cumulative Preferred Stock, par value $0.01 per share, of the Company outstanding immediately prior to the effective time of the Merger (collectively, the “Company Preferred Stock”) was converted into the right to receive one share of 8.75% Series B Cumulative Preferred Stock, par value $0.01 per share, and 8.00% Series C Cumulative Preferred Stock, par value $0.01 per share, respectively, of the Surviving Company (collectively, the “Surviving Company Preferred”), and requested that the NYSE file with the Securities and Exchange Commission an application on Form 25 to remove the shares of Company Common Stock and Company Preferred Stock from listing and registration.
ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT
     On October 25, 2007, pursuant to the terms of the Merger Agreement, Parent consummated the acquisition of the Company through the merger of the Company with and into Merger Sub. As a result of the Merger, the Company merged with and into Merger Sub, with Merger Sub surviving the Merger. The aggregate purchase price paid for all of the equity securities of the Company (on a fully-diluted basis) was approximately $2.2 billion, including assumed debt, which purchase price was funded by the equity financing from Whitehall Street Global Real Estate Limited Partnership 2007 and by debt financing from Goldman Sachs Mortgage Company described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release issued by the Company on October 25, 2007 announcing the consummation of the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
ITEM 5.02 DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     Following the Merger, the directors of the Surviving Company are Marissa Anderton, Jonathan Langer, Roy Lapidus, Alexandra Ortved, Howard Silver and Todd Williams. In connection with the Merger, on October 26, 2007, J. Mitchell Collins resigned as Executive Vice President, Chief Financial Officer, Treasurer and Secretary and Richard F. Mitchell resigned as Senior Vice President of Asset Management and, on October 29, 2007, J. Ronald Cooper resigned as Vice President, Controller, Assistant Treasurer and Assistant Secretary.
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR.
     Because the Company was merged into the Surviving Company, no amendments were made to the Company’s Second Amended and Restated Charter and By-Laws; however, in connection with the consummation of the Merger and in accordance with the Merger Agreement, Merger Sub’s amended and restated charter and bylaws are the Surviving Company’s amended and restated charter and bylaws, effective as of October 25, 2007. The Surviving Company’s amended and restated charter includes the terms of the Surviving Company Preferred. A copy of the Surviving Company’s amended and restated charter and bylaws are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHBITS.
(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Charter
3.2	Bylaws
99.1	Press Release issued by Company on October 25, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W2007 GRACE ACQUISITION I, INC.
Date: October 30, 2007	By:	/s/ Alexandra Ortved
Alexandra Ortved
Vice President

EXHIBIT INDEX

3.1	—	Amended and Restated Charter
3.2	—	Bylaws
99.1	—	Press Release issued by Company on October 25, 2007